Exhibit 99.1

KBR Announces Settlement Agreement with Ichthys Power Plant Subcontractor

•	Significant cash proceeds of USD$271M

HOUSTON – (April 12, 2022) – KBR (NYSE: KBR) announced that JKC Australia LNG Pty Ltd (“JKC”) joint venture, in which KBR has a 30% ownership interest, and Kellogg Brown & Root Pty Ltd have entered into a conditional settlement agreement (the “Settlement Agreement”) to resolve outstanding claims and disputes between JKC and its power plant subcontractor, the consortium comprising: (i) the unincorporated joint venture between CH2M Hill Australia Pty Limited and UGL Infrastructure Pty Limited, (ii) General Electric Company, and (iii) General Electric International, Inc. (the “Consortium”).

“We are pleased to announce the resolution of this dispute between JKC and the Consortium. This resolution removes significant uncertainty, distraction and legal costs,” said Stuart Bradie, KBR President and CEO.

As a result of the Settlement Agreement, KBR expects to receive approximately $271 million of cash in two payments: $203 million in April 2022 and $68 million in March 2023, at prevailing exchange rates.  KBR expects to report a non-cash loss of approximately $140M in its 1st quarter 2022 results for the period ended March 31, 2022. Additional details will be provided in connection with our 1st quarter 2022 earnings report.

The Settlement Agreement remains conditional and the outstanding arbitration between JKC and the Consortium is proceeding until the conditions are satisfied. If any member of the Consortium fails to take the actions necessary to satisfy the conditions to the Settlement Agreement, the Settlement Agreement will become void.

Should the conditions of the Settlement Agreement be satisfied, the parties agree to withdraw all claims and terminate the ongoing arbitration between the parties.

About KBR

We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 28,000 people performing diverse, complex and mission critical roles in 34 countries.

KBR is proud to work with its customers across the globe to provide technology, value-added services, and long- term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statement

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the significant adverse impacts on economic and market conditions of the COVID-19 pandemic and the company’s ability to respond to the resulting challenges and business disruption; the recent dislocation of the global energy market; the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Alison Vasquez
Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com